EXHIBIT 10.8

  REORGANIZATION AGREEMENT

This REORGANIZATION AGREEMENT is entered into as of this 14th day of November, 1994, between Carolina First Corporation ("CFC"), a corporation organized and existing under the laws of the State of South Carolina, Carolina First Bank ("CFB"), a corporation organized and existing under the laws of the State of South Carolina, and Midlands National Bank ("Midlands"), a national banking association organized and existing under the laws of the United States of America.

WHEREAS, CFC
desires to acquire Midlands through the merger of Midlands with and into CFB (the "Merger");

WHEREAS, the respective Boards of Directors of CFC, CFB and Midlands have approved such Merger pursuant to the terms and conditions of this Agreement and the Plan of Merger attached hereto as Appendix A (the "Plan of Merger");

WHEREAS, for Federal income
tax purposes, it is intended that the Merger shall qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended; and

NOW, THEREFORE, in consideration
of the premises and the mutual representations, warranties and agreements herein contained, CFC, CFB and Midlands hereby agree as follows:

  SECTION I.  DEFINITIONS

 1.1.  Agreement.   This Reorganization Agreement  between CFC, CFB and
Midlands, together with all schedules, exhibits and appendices attached hereto.

 1.2. Articles of Merger. The Articles of Merger to be executed by CFC, CFB and Midlands and in form appropriate for filing with the Secretary of State of South Carolina and the OCC, and relating to the effective consummation of the Merger as contemplated by the Plan of Merger.

 1.3.  CFC.   Carolina First Corporation, a  bank holding company
headquartered inGreenville, South Carolina, which term shall include, when the context permits, CFC and all CFC subsidiaries.

 1.4. CFC Common Stock. The common stock, par value $1.00 per share, of CFC.

 1.5.  CFB.   Carolina First Bank, a South Carolina corporation and a
 wholly-owned subsidiary of CFC.

 1.6. Closing Date. The term Closing Date shall have the meaning ascribed to it in Section 2.2 hereof.

 1.7. Confidential Information. The term "Confidential Information" shall mean all information of any kind concerning a party hereto that is furnished by such party or on its behalf pursuant to Section
 6.2 hereof and designated in writing as"Confidential Information", except information (i) ascertainable or obtained from public or published information, (ii) received from a third party not known to the recipient of Confidential Information to be under an obligation to keep such information confidential, (iii) which is or becomes known to the public (other than through a breach of this Agreement), (iv) of which the recipient was in possession prior to disclosure thereof in connection with the Merger, or (v) which was independently developed by the recipient without the benefit of Confidential Information.

 1.8.  Code.  The Internal Revenue Code of 1986, as amended.

 1.9. Merger. The merger of Midlands with and into CFB as more particularly setforth herein and in the Plan of Merger.

 1.10. ERISA. The Employee Retirement Income Security Act of 1974, as amended.

 1.11. Effective Time.   The date and  time which the Merger becomes
 effective as more particularly set forth in Section 2.2 of the Plan of Merger.

 1.12. FDIC.  The Federal Deposit Insurance Corporation.

 1.13. Midlands Common Stock.   The common stock,  par value $5.00  per
 share,  of Midlands.

 1.14. OCC.  The Office of Comptroller of the Currency.

 1.15. OTS.  The Office of Thrift Supervision.

 1.16.  Plan of  Merger.    The Plan  of  Merger attached  to this
 ReorganizationAgreement as Appendix A.

1.17.  Proxy  Statement.    The  proxy  statement  included  in  the
RegistrationStatement which shall be furnished to the Midlands stockholders in connection with the solicitation by the Midlands Board of Directors of proxies for the approval of this Agreement and the matters contemplated hereby.

1.18.  Registration  Statement.   The Registration  Statement on  Form
S-4 to be filed with the SEC registering the CFC Common Stock to be issued to the Midlands shareholders in connection with the Merger.

1.19. SEC.  The Securities and Exchange Commission.

1.20. Securities Act.  The Securities Act of 1933, as amended.

1.21. State Board.  The South Carolina State Board of Financial
Institutions.1.22. Stockholder Approvals.   This term shall mean,  as
the context may require, the written consent (duly authorized) of CFC to the Merger of Midlands with and into CFB and the approval by the requisite vote of the stockholders of Midlands at the Stockholders' Meeting of the Merger of Midlands with and into CFB, all in accordance with the Reorganization Agreement and this Plan of Merger.

1.23.  Stockholders' Meeting.   The  meeting of the  stockholders of
Midlands at which the Merger shall be voted upon.

1.24. Surviving Corporation. The surviving corporation after consummation of the Merger, which shall be CFB.

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SECTION II.  THE MERGER

2.1. General Provisions. Subject to the terms and conditions of this Agree- ment, including the Plan of Merger, at the Effective Time, Midlands shall be merged with and into CFB, which shall be the Surviving Corporation and remain a wholly- owned subsidiary of CFC. At the Effective Time, the separate corporate existence of Midlands
shall  cease.   CFC and  Midlands  hereby agree  that the  Merger  will
be effected pursuant to the terms set forth in the Plan of Merger.

2.2. The Closing. The Closing of the transaction contemplated herein shall be held as soon as reasonably practicable after fulfillment of all conditions set forth in Section VII and Section VIII hereof (the "Closing Date"), at the offices ofWyche, Burgess, Freeman & Parham, P.A. or at such other place and time as the parties hereto may mutually agree; provided, however, that in the event that Closing has not occurred by May 31, 1995, either party hereto shall have the right to terminate this Agreement.

2.3.   Consideration  for the  Merger.   The manner of  converting the
shares of Midlands into shares of CFC shall be as set forth in Articles II and III of the Plan of Merger.

2.4.   Approval of  Midlands Stockholders.   CFC, CFB and  Midlands
shall jointly prepare the Proxy Statement, which shall be reasonably acceptable to all parties. The Proxy Statement shall be mailed to Midlands shareholders as soon as reasonablypracticable after the SEC's declaration of effectiveness of the Registration Statement, with due consideration given to the anticipated length of time that will be required to obtain the necessary regulatory approvals.

2.5. Tax Treatment. CFC and Midlands intend that the Merger shall qualify as a tax-free reorganization under Section 368(a) of the Code.

  SECTION III.  REPRESENTATIONS AND WARRANTIES OF MIDLANDS

     Midlands hereby represents and warrants to CFC the following matters on and as of the date of this Agreement and at the Effective Time; provided, however, that before any breach of or inaccuracy in any of the representations or warranties givenin this Section III shall be actionable or shall constitute grounds for termination of or failure to perform under the terms of this Agreement by CFC, such breach or inaccuracy must be materially adverse in the aggregate with respect to the business of Midlands.

     3.1. Organization, Good-Standing and Conduct of Business. Midlands is a corporation, duly organized, validly existing and in good standing under the laws of the United States of America, and has full power and authority and all necessary governmental and regulatory authorization to own all of its properties and assets and to carry on its business as it is presently being conducted, and is properly licensed, qualified and in good standing as a foreign corporation in all jurisdic- tions wherein the character of the properties or the nature of the businesstransacted by Midlands makes such license or qualification necessary.

 3.2.   Corporate Authority.    The execution,  delivery and
performance of this Agreement have been duly authorized by the Board of Directors of Midlands. Other than approval of the Merger by the shareholders of Midlands, no other corporate acts or proceedings on the part of Midlands are required or necessary to authorize this Agreement or the Merger.

3.3.   Binding  Effect.    Subject to  receipt  of Stockholder  Approval
and any required regulatory approvals, when executed, this Agreement will constitute a valid and legally binding obligation of Midlands, enforceable against Midlands inaccordance with its terms, subject to applicable bankruptcy, insolvency, reorganiza- tion, moratorium or other similar laws now or hereafter in effect relating to creditors' rights or the relief of debtors generally. Each document and instrument contemplated by this Agreement, when executed and delivered by Midlands in accor- dance with the provisions hereof, shall be duly authorized, executed and delivered by Midlands and enforceable against Midlands in accordance with its terms, subject to the exceptions in the previous sentence.

  3.4.   Capitalization  of Midlands.   The  authorized capital  stock
of Midlands consists solely of (i) 10,000,000 authorized shares of common stock ($5.00 par value), of which 354,526 shares are issued and outstanding. All of the issued andoutstanding shares of Midlands are validly issued and fully paid and, except as provided in 12
U.S.C.A. section mark 55,  nonassessable.   Except for  the items  set
forth on Schedule 3.4 attached hereto, there are no outstanding obligations, options, warrants or commitments of any kind or nature or any outstanding securities or other instruments convertible into shares of any class of capital stock of Midlands, or pursuant to which Midlands is or may become obligated to issue any shares of its capital stock. None of the shares of the Midlands Common Stock is subject to any restrictions as to the transfer thereof, except as set forth in Midlands's Articles of Incorporation or Bylaws and except for restrictions on account of applicable federal or state securities laws. Midlands does not hold 10% of any class of equitysecurities of any other company or legal entity.

3.5. Absence of Defaults. Midlands is not in default under, or in violation of, any provision of its Articles of Incorporation or Bylaws. Midlands is not in default under, or in violation of, any agreement to which Midlands is a party, the effect of which default or violation would have a material adverse effect on Midlands or its business operations or prospects. Midlands is not in violation of any applicable law, rule or regulation, the effect of which would have a material adverse effect on Midlands or its business operations or prospects.

3.6.   Non-Contravention  and  Defaults;  No  Liens.   Neither  the
execution or delivery of this Agreement, nor the fulfillment of, or compliance with, the termsand provisions hereof, will (i) result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in a violation of, termina- tion of or acceleration of the performance provided by the terms of, any agreement to which Midlands is a party or by which it may be bound, (ii) violate any provision of any law, rule or regulation, (iii) result in the creation or imposition of any lien, charge, restriction, security interest or

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encumbrance of any nature whatsoever on any asset of Midlands, or (iv)
violate any provisions of Midlands's Articles of Incorporation or Bylaws. To the best of Midlands's knowledge, no other party to any material agreement to which Midlands is a party is in default thereunder or in breach of any provision thereof. To the best of Midlands's knowledge, there existsno condition or event which, after notice or lapse of time or both, would constitute a default by any party to any such agreement.

3.7. Necessary Approvals. Midlands has obtained all certificates of authority, licenses, permits, franchises, registrations of foreign ownership or other regulato- ry approvals in every jurisdiction necessary for the continuing conduct of its business and ownership of its assets. Except for those which may be renewed or extended in the ordinary course of business, no such certificate, license, permit, franchise, registration or other approval is about to expire, lapse, has been threatened to be revoked or has otherwise become restricted by its terms which would, upon such expiration, lapse, revocation  or  restriction, have  a materialadverse effect on  the
financial circumstances  of Midlands.   Further, there is  no reasonable
basis for any such expiration, lapse, revocation, threat of revocation
orrestriction.   Except for any necessary  filings with, and approvals
and authoriza- tions of the OCC, the FDIC and the State Board, no consent, approval, authorization, registration, or filing with or by any governmental authority, foreign or domestic, is required on the part of Midlands in connection with the execution and delivery of this Agreement or the consummation by Midlands of the transactions
contemplated hereby.   Except  for the  agencies  in the  preceding
sentence or as disclosed in Schedule 3.7 attached hereto, Midlands is not required to procure the approval of any person, firm, corporation, or other entity, foreign or domestic, in order to prevent the termination of any right, privilege, license or contract of Midlands asa result of this Agreement.

3.8.   Financial Statements.   The audited  financial statements  of
Midlands for each of the fiscal years 1991, 1992 and 1993, the unaudited financial statements of Midlands at and for the six month period ending June 30, 1994 and the unaudited monthly statements subsequent to June 30, 1994 (the "Midlands Financial Statements") all of which have been provided to CFC, are true, correct and complete in all material respects and present fairly, in conformity with generally accepted accounting principles consistently applied, the financial position of Midlands at the dates indicated and the results of its operations for each of the periods indicated, except
as  otherwise set  forth  in the  notes thereto.   The  books andrecords
of Midlands have been kept, and will be kept to the Closing Date, in reasonable detail, and will fairly and accurately reflect in all material respects to the Closing Date, the transactions of Midlands.

3.9.  Tax Returns.   Midlands files its income tax returns and maintains
its  tax books and records on the  basis of a taxable year ending
December 31.   Midlands has duly filed all tax reports and returns
required to be filed by any federal, state or local taxing authorities (including, without limitation, those due in respect of its properties, income, franchises, licenses, sales and payrolls) through the date hereof, and Midlands has duly paid all taxes with respect to the periods covered thereby and has established adequate reserves in accordance with generally acceptedaccounting principles consistently applied for the payment of all income, fran- chises, property, sales, employment or other taxes anticipated to be payable after the date
hereof.   Midlands is not delinquent  in the payment of any  taxes,
assess- ments or governmental charges and no deficiencies have been asserted or assessed, which have not been paid or for which adequate reserves have not been established. Midlands does not have in effect any waiver relating to any statute of limitations for assessment of taxes with respect to any federal, state or local income, property, franchise, sales, license or payroll tax. Midlands does not know, or have reason to know, of any questions which have been raised or which may be raised by any taxing authority relating to taxes or assessments of Midlands which, ifdetermined adversely, would result in the assertion of any deficiency.

3.10. Undisclosed Liabilities. Except for the liabilities which are disclosed in the Midlands Financial Statements or as set forth on
Schedule 3.10, Midlands has no material liabilities or material obligations of any nature, whether absolute, accrued, contingent or otherwise, and whether due or to become due. Since December 31, 1993, there has been (i) no material adverse change in the business or opera- tions of Midlands, (ii) no incurrence by or subjection of Midlands to any obligation or liability (whether fixed, accrued or contingent) or commitment material to Midlands not referred to in this Agreement, except such obligations or liabilities as were or may be incurred in the ordinary course of business and which arereflected on the Midlands Financial Statements at and for the periods subsequent to December 31, 1993.

3.11.  Title  to  Properties,  Encumbrances.    All  real  property  and
personal property owned by Midlands is set forth on Schedule 3.11. Midlands has good and marketable title to all of the real property and personal property set forth on Schedule 3.11, free and clear of any liens, claims, charges, options or other encumbrances, except for any lien for current taxes not yet due and payable.

3.12. Litigation. Except as set forth on Schedule 3.12, there are no claims, actions, suits or proceedings pending or threatened against Midlands, or to its knowledge affecting Midlands, at law or in equity, before or by any Federal, state,municipal, administrative or other court, governmental department, commission, board, or agency, an adverse determination of which could have a material adverseeffect on the business or operations of Midlands, and Midlands knows of no basis for any of the foregoing. There is no order, writ, injunction, or decree of any court, domestic or foreign, or any Federal agency affecting Midlands or to which Midlands is subject.

   3.13. Reports. Midlands has duly made all reports and filings required to be made pursuant to applicable law, except for failures to file or reports which would not have a material adverse effect on the business or financial condition of Midlands.

   3.14. Brokers. Midlands has not incurred any liability for any commission orfee in the nature of a finder's, originator's or broker's fee in connection with the transaction contemplated herein.

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  3.15. Expenditures.  Schedule  3.15 sets forth any single expenditure of $25,000 or more proposed to be made by Midlands after the date hereof and a summary of the terms and conditions pertaining thereto. At least 20 business days prior to the Closing Date, Midlands will advise CFC of any changes to Schedule 3.15 reflecting additions or deletions thereto since the date hereof.

  3.16.  Insurance.   Attached  hereto  as Schedule  3.16  is a  true
and complete summary of the policies of fire, liability, life and other type of insurance held by Midlands, setting forth with respect to each such policy, the policy number, name ofthe insured party, type of insurance, insurance company, annual premium, expiration date,
deductible amount, if any, and amount of coverage.   Each such policy is
in an amount reasonably sufficient for the protection of the assets and business covered thereby, and, in the aggregate, all such policies are reasonably adequate for the protection of all the assets and business of Midlands taking into account the availability and cost of such coverage. All such policies shall remain in full force and effect for a period of at least 90 days following the Closing Date. There is no reason known to Midlands that any such policy will not be renewable on terms and conditions as favorable as those set forth in such policy.

  3.17. Contracts and Commitments. Schedule 3.17 attached hereto sets forth eachcontract or other commitment of Midlands which requires an aggregate payment by Midlands after the date hereof of more than $25,000, and any other contract or commitment that in the opinion of the Midlands management materially affects the business of Midlands. Except for the contracts and commitments described in this Agreement or as set forth in Schedule 3.17, Midlands is not party to or subject to:

  1. Any contracts or commitments which are material to its business, operations or financial condition;

  2. Any employment contract or arrangement, whether oral or written, with any officer, consultant, director or employee which is not terminable on 30 day's notice without penalty or liability to make any payment thereunder formore than 30 days after such termination;

  3. Any plan or contract or other arrangement, oral or written, providing for insurance for any officer or employee or members of their families;

  4. Any plan or contract or other arrangement, oral or written, providing for bonuses, pensions, options, deferred compensation, retirement payments, profit-sharing or other benefits for employees;

  5.  Any contract or agreement with any labor union;

  6. Any contract or agreement with customers for the sale of products or the furnishing of services, or any sales agency, broker, distribution or similar contract, except contracts made in the ordinary course of business;

  7. Any contract restricting Midlands from carrying on its business anywhere in the United States;

  8.   Any instrument or arrangement  evidencing or  related to
   indebtedness for money  borrowed or to be borrowed,  whether directly
   or indirectly, by way of purchase   money  obligation,  guaranty,
   conditional  sale,  lease-purchase,  or otherwise;

  9. Any joint venture contract or arrangement or any other agreement involving a sharing of profits;

  10. Any license agreement in which Midlands is the licensor or licensee;

  11. Any material contract or agreement, not of the type covered by any ofthe other items of this Section 3.17, which by its terms is either (i) not to be performed prior to 30 days from the date hereof, or (ii) does not terminate, oris not terminable without penalty to Midlands, or any successors or assigns prior to 30 days from the date hereof.

   3.18. Employee Benefit Plans.

    (a) Except as described on Schedule 3.18, Midlands does not sponsor or maintain and is not otherwise a party to or liable under, any plan, program, fund or arrangement (whether or not qualified for Federal income tax purposes, whether benefiting a single individual or multiple individuals, and whether funded or not) that is an "employee pension benefit plan", or an "employee welfare benefit plan", as such terms are defined in ERISA, or any incentive orother benefit arrangement for its employees, their dependents and beneficiaries.

    (b) Midlands has, for all periods ending on or prior to the date hereto, administered each employee welfare benefit plan described on Schedule 3.18 in material compliance with the reporting, disclosure and all other requirements applicable under ERISA, the Code or any other applicable law.

   (c) All amounts required to be accrued under generally accepted accounting principles applied consistently by Midlands under any incentive or other compensation plan have been accrued and are reflected in the balance sheet contained in the December 31, 1993 Midlands Financial Statements.

   3.19. Midlands Information. The written information with respect to Midlands,and its officers, directors, and affiliates supplied by Midlands to CFC for use in the Registration Statement which shall be used in soliciting approval of the Merger by shareholders of Midlands will not, on the date the Proxy Statement is first mailed to shareholders of Midlands or on the date of the Stockholders' Meeting, as amended or supplemented, contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or necessary to correct any statement in any earlier communication to Midlands shareholders with respect to the Merger.

   3.20. Due  Diligence.   All information provided  by Midlands in
connection withthe due diligence investigation by CFC was, at the time that such information was provided, fair, accurate and complete in
all material respects.   Midlands has not failed toprovide or make
availableto CFC all materialinformation regarding Midlands.

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   3.21. Resale of  CFC Common Stock.  Midlands  knows of no  present plan or inten- tion on the part of its shareholders to sell, assign, transfer or otherwise dispose of shares of CFC Common Stock to be received by such shareholders in connection with the Merger which would reduce said shareholders' holdings of CFC common stock to a number of shares having, in the aggregate, a value of less than 50% of the value
of Midlands Common Stock outstanding  as of the Effective Time.   For
purposes of this representation, the number of shares of CFC Common Stock which would have beenreceived by any dissenting shareholders of Midlands had they not dissented, and shares of Midlands Common Stock sold, redeemed or otherwise disposed of prior or subsequent to and as part of the Merger, will be considered as shares received by shareholders of Midlands and then disposed of by shareholders of Midlands.

SECTION IV.  REPRESENTATIONS AND WARRANTIES BY CFC AND CFB

     CFC and CFB hereby represent and warrant to Midlands the following matters on and as of the date of this Agreement and at the Effective Time; provided, however, that before any breach of or inaccuracy in any of the representations or warranties given in this
Section IV shall be actionable or shall constitute grounds fortermination of or failure to perform under the terms of this Agreement by Midlands, such breach or inaccuracy must be materially adverse in the aggregate with respect to the businesses of CFC and CFB.

     4.1.   Organization, Good-Standing  and Conduct  of Business.   CFC
and CFB are corporations, duly organized, validly existing and in good standing under the laws of the State of South Carolina, and have full power and authority and all necessary governmental and regulatory authorization to own all of their properties and assets and to carry on their business as they are presently being conducted, and are properly licensed, qualified and in good standing as foreign corporations in all jurisdictions wherein the character of the properties or the nature of the businesstransacted by CFC and CFB makes such license or qualification necessary.

     4.2.   Corporate  Authority.   The execution,  delivery and
performance of this Agreement have been duly authorized by the Boards of Directors of CFC and CFB. No further corporate acts or proceedings on the part of CFC or CFB are required or necessary to authorize this Agreement or the Merger.

     4.3. Binding Effect. When executed, this Agreement will constitute a valid and legally binding obligation of CFC and CFB, enforceable against CFC and CFB in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganiza- tion, moratorium or other similar laws now or hereafter in effect relating to creditors' rights or the relief of debtors generally. Each document and instrument contemplated by this Agreement, when executed and delivered by CFC and/or CFB in accordance with the provisions hereof, shall be duly authorized, executed and delivered by CFC and/or CFB and enforceable against CFC and/or CFB in accordance with its terms, subject to the exceptions in the previous sentence.

     4.4.   Capitalization  of  CFC.   The  authorized capital  stock of
CFC consists solely of (i) 20,000,000 authorized shares of common stock ($1.00 par value), of which 4,523,784 shares are issued and outstanding and (ii) 10,000,000 shares of preferred stock, of which 621,000 shares of 7.50% Noncumulative Convertible Preferred Stock Series 1993, 60,000 shares of Convertible Preferred Stock Series 1993B, and 920,000 shares of 7.32% Noncumulative Convertible Preferred Stock Series 1994, are outstanding. All of the issued and outstanding shares of CFC are validly issued and fully paid and nonassessable. Except for (i) stock options to purchase shares of CFC Common Stock granted under employee benefit plans, (ii) the 621,000 shares of 7.50% Noncumulative Convertible Preferred Stock Series 1993, (iii) the 60,000 shares of Convertible Preferred Stock Series 1993B, and (iv) the 920,000 shares of 7.32% Noncumulative Convertible Preferred Stock Series 1994, (v) the CFC Shareholders' Rights Plan entered into as of November 9, 1993 between CFC and CFB, or (vi) as otherwise set forth on Schedule 4.4, there are no outstanding obliga- tions, options, warrants or commitments of any kind or nature or any outstanding securities or other instruments convertible into shares of any class of capital stock of CFC, or pursuant to which CFC is or may become obligated to issue any shares of its capital stock. None of the shares of the CFC Common Stock is subject to any restrictions as to the transfer thereof, except as set forth in CFC's Articles of Incorporation or Bylaws and except for restrictions on account of
applicable  federal or  state securities  laws.   The Common  Stock to
be issued in connection with this Agreement and the Merger will, when issued, be validly issued, fully paid and nonassessable and issued pursuant to an effective registration statement.

   4.5.   Subsidiaries of CFC.   CFC owns 100%  of the issued and
outstanding shares of CFB, Carolina First Savings Bank, F.S.B and Carolina First Mortgage Company. Other than CFC, no individual or entity has rights to acquire shares of CFB, Carolina First Savings Bank, F.S.B or Carolina First Mortgage Company. CFC does not hold 10% of any class of equity securities of any other company or legal entity other than CFB, Carolina First Savings Bank, F.S.B. and Carolina First Mortgage Company.

   4.6.   Absence of  Defaults.   Neither CFC  nor CFB  is in  default
under, or in violation of any provision of their Articles of Incorporation or Bylaws. Neither CFC nor CFB is in default under, or in violation of, any agreement to which they are a party, the effect of which default or violation would have a material adverse effect on CFC or CFB or their business operations or prospects. Neither CFC nor CFB is in violation of any applicable law, rule or regulation the effect of which would have a material adverse effecton CFC or CFBor their business operations orprospects.

   4.7.    Non-Contravention  and  Defaults; No  Liens.   Neither  the
execution or delivery of this Agreement, nor the fulfillment of, or compliance with, the terms and provisions hereof, will (i) result in a breach of the terms, conditions orprovisions of, or constitute a default under, or result in a violation of, termina- tion of or acceleration of the performance provided by the terms of, any agreement to which CFC or CFB is a party or by which they may be bound, (ii) violate any provision of any law, rule or regulation, (iii) result in the creation or imposition of any lien, charge, restriction, security interest or encumbrance of any nature whatsoever on any asset of CFC or CFB, or (iv) violate any provisions of CFC's or CFB's
Articles  of Incorporation or Bylaws.   To the best of  CFC's and CFB's
knowl- edge, no other party to any material agreement to which CFC or CFB is a party is in default thereunder or in breach of any provision
thereof.   To the best of CFC's and CFB's knowledge, there exists no
condition or event which, after notice or lapse of time or both, would constitute a default by any party to any such agreement.

   4.8.   Necessary  Approvals.    CFC and  CFB  have obtained  all
certificates of authority, licenses, permits, franchises, registrations of foreign ownership or other regulatory approvals in every jurisdiction necessary for the continuing conduct of its
business and ownership of its assets.   Except for those which may be
renewed or extended in the ordinary course of business, no such certificate, license, permit, franchise, registration or other approval is about to expire, lapse, has been threatened to be revoked or has otherwise become restricted by their terms which would, upon such expiration, lapse, revocation or restriction, have a material adverse effect on the financial circumstances of CFC or CFB. Further, there is no basis for any such expiration, lapse, revocation,
threat of revocation or  restriction.   Except for  (i)  any necessary
filings with, and approvals and authorizations of the OCC, the FDIC and the State Board, and (ii) the filing with the SEC of the Registration Statement and filings with blue sky authorities, no consent, approval, authorization, registration, or filing with or by any governmen- tal authority, foreign or domestic, is required on the part of CFC or CFB in connec- tion with the execution and delivery of this Agreement or the consummation by CFC and CFB of the transactions
contemplated hereby.   Except for the agencies and other entities in the
preceding sentence, neither CFC nor CFB is required to procure the approval of any person, firm, corporation, or other entity, foreign or domestic, in order to prevent the termination of any right, privilege, license or contract of CFC or CFB as a result of this Agreement.

   4.9.  Financial  Statements.   The audited  financial statements of
CFC for each of the fiscal years 1991, 1992 and 1993, the unaudited financial statements of CFC at and for the six month period ending June 30, 1994 and the unaudited monthly statements subsequent to June 30, 1994 (the "CFC Financial Statements") all of which have been provided to Midlands, are true, correct and complete in all material respects and present fairly, in conformity with generally accepted accounting principles consistently applied, the financial position of CFC at the dates indicated and the results of its operations for each of the periods indicated, except as otherwise set
forth in the notes thereto.   The books and records  of CFC have been
kept, and will be kept to the Closing Date, in reasonable detail, and will fairly and accurately reflect in all material respects to the Closing Date, the transactions of CFC.

   4.10. Tax Returns. CFC files its income tax returns and maintains its tax books and records on the basis of a taxable year ending
December 31.   CFC has duly filed all  tax reports  and returns required
to be filed by any federal, state or local taxing authorities (including, without limitation, those due in respect of its properties, income, franchises, licenses, sales and payrolls) through the date hereof, and CFC has duly paid all taxes with respect to the periods covered thereby and has established adequate reserves in accordance with generally accepted accounting principles consistently applied for the payment of all income, fran- chises, property, sales, employment or other taxes anticipated to be payable in respect of the period subsequent to the period ending after the date hereof. CFC is not delinquent in the payment of any taxes, assessments or governmental charges andno deficiencies have been asserted or assessed, which have not been paid or for which adequate reserves have not been established and which are not being contested in good
faith.   CFC does not have  in effect any waiver relating to  any
statute of limitations for assessment of taxes with respect to any federal, state or local income, property, franchise, sales, license or payroll tax. Except as set forth on Schedule 4.10, CFC does not know, or have reason to know, of any questions which have been raised or which may be raised by any taxing authority relating to taxes or assessments of CFC which, if determined adversely, would result in the assertion of any deficiency.

   4.11. Undisclosed Liabilities. Except for the liabilities which are disclosed in the CFC Financial Statements or as set forth on
Schedule 4.11, CFC has no material liabilities or material obligations of any nature, whether absolute, accrued, contingent or otherwise, and whether due or to become due. Since December 31, 1993, there has been no material adverse change in the business or operations of CFC.

   4.12. Litigation. There are no claims, actions, suits or proceedings pending or threatened against or, to its knowledge, affecting CFC at law or in equity, before or by any Federal, state, municipal, administrative or other court, governmental department, commission, board, or agency, an adverse determination of which could have a material adverse effect on the business or operations of CFC, and CFC
knows of no basis  for any  of the foregoing.   There  is no order,
writ, injunction, or decree of any court, domestic or foreign, or any Federal agency affecting CFC or to which CFC is subject, except for a dividend agreement between CFC and the OTS which regulates the payment of dividends from Carolina First Savings Bank, F.S.B. to CFC.

   4.13. Reports.   CFC has duly  made all  reports and filings required
to be made pursuant to applicable law, except for failures to file or reports which would not have a material adverse effect on the business or financial condition of CFC.

   4.14. CFC  Information.   The written information  with respect to
CFC, and its officers, directors, and affiliates which shall have been supplied by CFC (or any of its accountants, counsel or other authorized representatives) specifically for use in soliciting approval of the Merger by shareholders of Midlands, or which shall be contained in the Registration Statement, will not, on the date the Proxy Statement is first mailed to shareholders of Midlands or on the date of the Stockholders' Meeting, or in the case of the Registration
Statement, at the time it becomes effective, contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or necessary to correct any statement in any earlier communication to Midlands stockholders with respect to the Merger. The Registration Statement will comply as to form with all applicable laws, including the provisions of the Securities Act.

   4.15. Due Diligence. All information provided by CFC in connection with the due diligence investigation by Midlands was, at the time that such information was provided, fair, accurate and complete in all material respects. CFC has not failed to provide or make available to Midlands all material information regarding CFC.

SECTION V.   CONDUCT OF BUSINESS PENDING CLOSING

   5.1. Conduct of Midlands Pending Closing. During the period commencing on the date hereof and continuing until the Closing Date, Midlands covenants and agrees to the following (except to the extent that CFC shall otherwise expressly consent in writing, which consent shall not be unreasonably delayed or withheld); provided, however, that any breach of or inaccuracy in any of the covenants given in this Section 5.1 must be material in the aggregate with respect to the business of Midlands before such breach shall be actionable or shall constitute grounds fortermination or failure to perform under this Agreement.

 (a) Midlands will carry on its business only in the ordinary course in substantially the same manner as heretofore conducted and, to the extent consistent with such business, use all reasonable efforts to preserve intact its business organization, maintain the services of its present officers and employees and preserve its relationships with customers, suppliers and others having business dealings with it so that its goodwill and going business
   shall be unimpaired at  the Closing Date.   Midlands  shall not
   purchase or otherwise acquire or enter into a contract to acquire servicing or subservicing rights without the written consent of CFC, which consent shall not be unreasonably withheld.

 (b) Midlands will not amend its Articles of Incorporation or Bylaws as in effect on the date hereof.

 (c) Midlands will not issue, grant, pledge or sell, or authorize the issuance of, reclassify or redeem, purchase or otherwise acquire, any shares of its capital stock of any class or any securities convertible into shares of any class, or any rights, warrants or options to acquire any such shares (except for employee stock options in the ordinary course in accordance with past practice and only upon prior notice to CFC); nor will it enter into any arrangement or contract with respect to the issuance of any such shares or other convertible securities (except that it may permit the exercise of existing warrants to purchase Midlands Common Stock which are currently exercisable); nor will it declare, set aside or pay any dividends (of any type) or make any other change in its equity capital structure; provided, however, that Midlands shall be permitted to pay in 1995 substantially the same regular cash dividend (on an aggregate and percentage of net income basis) to holders of the Midlands Common Stock as was paid in 1994.

 (d) Midlands will promptly advise CFC orally and in writing of any change in the businesses of Midlands which is or may reasonably be expected to be materially adverse to the business of Midlands.

 (e) Midlands will not take, agree to take, or knowingly permit to be taken any action or do or knowingly permit to be done anything in the conduct of the business of Midlands, or otherwise, which would be contrary to or in breach of any of the terms or provisions of this Agreement, or which would cause any of the representations of Midlands contained herein to be or become untrue in any material respect.

 (f) Midlands will not incur any indebtedness for borrowed money, issue or sell any debt securities, or assume or otherwise become liable, whether directly, contingently or otherwise, for the obligation of any other party, other than in the ordinary course of business.

 (g) Except for expenses attendant to the Merger and current contractu-al obligations, Midlands will not incur any expense in an amount in excess of $25,000 after the execution of this Agreement without the prior written consent of CFC.

 (h) Midlands will not grant any executive officers any increase in compensation (except in the ordinary course in accordance with past practice and only upon prior notice to CFC), or enter into any employment agreement with any executive officer without the consent of CFC except as may be required under employment or termination agreements in effect on the date hereof which have been previously disclosed to CFC in writing.

 (i) Midlands will not acquire or agree to acquire by merging or consolidating with, purchasing substantially all of the assets of or otherwise, any business or any corporation, partnership, association or other business organization or division thereof.

   5.2. Conduct of CFC Pending Closing. During the period commencing on the datehereof and continuing until the Closing Date, CFC covenants and agrees to the following (except to the extent that Midlands shall otherwise expressly consent in writing, which consent shall not be unreasonably delayed or withheld); provided, however, that any breach of or inaccuracy in any of the covenants given in this Section 5.2 must be material in the aggregate with respect to the business of CFC before such breach shall be actionable or shall constitute grounds for termination or failure to perform under this Agreement.

 (a) CFC shall carry on its business in substantially the same manner as heretofore conducted.

 (b) CFC will not amend its Articles of Incorporation or Bylaws as in effect on the date hereof in any manner that will adversely affect the Midlands stockholders in any material respect.

 (c) Except for the issuance of stock (i) in connection with the Convertible Preferred Stock, (ii) in connection with the items set forth on Schedule 4.4, (iii) in connection with acquisitions (including, but not limited to, the acquisitions listed on Schedule 4.4), or (iv) in the ordinary course in accordance with past practice (such as employee stock grants or options), CFC will not authorize, create or issue any shares of capital stock.

 (d) CFC will promptly advise Midlands orally and in writing of any change in its business which is or may reasonably be expected to be materially adverse to CFC.

 (e) CFC will not take, agree to take, or knowingly permit to be taken any action or do or knowingly permit to be done anything in the conduct of its business or otherwise, which would be contrary to or in breach of any of the terms or provisions of this Agreement, or which would cause any of the represen- tations of CFC contained herein to be or become untrue in any material respect.

SECTION VI.  COVENANTS OF THE PARTIES

   6.1.  Access to Properties and Records.   Between the date of this
Agreement and the Closing Date, the parties will provide to each other and to their respective accountants, counsel and other authorized representatives reasonable access (with due consideration being given to the fact that CFC is a company traded on the Nasdaq National Market, that CFC is acquiring all of Midlands and that Midlands will constitute only a small portion of CFC after the consummation of the transactions herein), during reasonable business hours and upon reasonable notice, to their respective premises, properties, contracts, commitments, books, records and other information and will cause their respective officers to furnish to the other party and its authorized representatives such financial, technical and operating data and other information pertaining to their respective businesses, as the parties shall from time to time reasonably request. Each party will and will cause its employees and agents to hold in strict confidence, unless disclosure is compelled by judicial or administrative process, or in the opinion of its counsel, by other requirements of law, all Confidential Information and will not disclose the same to any person. Confidential  Information shall be used only for  the purpose of  and in connection with  consummating  the
transaction contemplated  herein.    If  this Agreement  is terminated,
each party hereto will promptly return all documents received by it from each other party containing Confidential Information. The covenants in this Section 6.1 shall survive the Closing Date forever.

   6.2.   Regulatory Filings.   The parties  hereto will use  their
respective best efforts and cooperate with each other to obtain promptly all such regulatory approvals and to make such filings as, in the opinion of their respective counsels, may be necessary or advisable in connection with this transaction. CFC shall be responsible for all filings fees required in connection with such approvals or filings.

   6.3.   Registration Statement/Proxy Statement.   CFC shall  file the
RegistrationStatement with the SEC and shall pay the required filing fees. The parties will use their respective best efforts and cooperate with each other to obtain promptly the effectiveness of the Registration Statement. CFC shall also take any reasonable action required to be taken under the blue sky laws in connection with the issuance of CFC Common Stock in the Merger. Midlands shall file the Proxy Statement with the OCC and mail, at its expense, the Proxy Statement to its shareholders.

   6.4. Affiliates' Letters. Midlands shall deliver to CFC a letter identifying all persons who are, at the time the Merger is submitted to a vote of the sharehold- ers of Midlands, "affiliates" of Midlands for purposes of Rule 145 of the General Rules and Regulations under the Securities Act. Midlands shall use its best efforts to cause each person who is identified as an "affiliate" in the letter referred to above to deliver to CFC on or prior to the Effective Time a written agreement, in form reasonably satisfactory to CFC, (a) that such person will not offer to sell, transfer or otherwise dispose of any of the shares of CFC Common Stock issued to such person pursuant to the Merger in such a manner so as to destroy the tax-free status of the Merger or the qualification by the Merger as a pooling of interests transaction, and (b) that such person will not offer to sell, transfer or otherwise dispose of any of the shares of CFC Common Stock issued to such person pursuant to the Merger, except in accordance with the applicable provisions of Rule 145.

   6.5.   Listing of CFC  Common Stock.   CFC shall cause  the shares
of CFC Common Stock to be issued in the transactions contemplated by this Reorganization Agreement to be approved for quotation on the Nasdaq National Market, subject to official notice of issuance, prior
to the Effective Time.   CFC shall  give such notice  to Nasdaq as may
be required to permit the listing of the CFC Common Stock issued in connection with the Merger.

   6.6. Letters from Accountants. Prior to the date the Registration Statement is declared effective and prior to the Effective Time, Midlands will deliver to CFC letters from Donald G. Jones and Company, P.A. addressed to CFC and dated not more than two business days before the date on which such Registration Statement shall have become effective and not more than two business days prior to the Effective Time, respectively, in form and substance satisfactory to CFC, and CFC will deliver to Midlands letters from Elliott Davis & Co., addressed to Midlands and dated not more than two business days before the Registration Statement shall have become effective and not more than two business days prior to the Effective Time, respec-tively, in form and substance satisfactory to Midlands, in each case with respect to the financial condition of the other party and such other matters as are customary in accountants' comfort letters.

   6.7. Tax Treatment/Accounting Treatment. Midlands and CFC shall each take such acts within their power as may be reasonably necessary to cause the Merger to qualify (i) as a "reorganization" within the meaning of Section 368(a) of the Code and (ii) as a "pooling of interests" under general accepted accounting practices, except to the extent such performance or failure would be prohibited by law. Such reasonable acts shall include, without limitation, the abstention from resales of CFC Common Stock received in connection herewith.

   6.8. Expenses. The parties shall pay their own fees and expenses (including legal and accounting fees) incurred in connection with this transaction.

   6.9. Material Events. At all times prior to the Closing Date, each party shall promptly notify the other in writing of the occurrence of any event which will or may result in the failure to satisfy the conditions specified in Section VI or Section VII of this Agreement.

   6.10. Public Announcements.   At all times until  after the Closing
Date, neither Midlands nor CFC shall issue or permit any of its respective subsidiaries, affili- ates, officers, directors or employees to issue any press release or other informa- tion to the press with respect to this Agreement, without the express prior consentof the other party, except as may be required by law or the policies of NASDAQ.

   6.11.  Employment  Contracts.    At  Closing,  CFC  shall  enter
into employment contracts  with  David W.  Bowers  and E.  Monte
Bowers, which contracts shall be substantially in the form of those contracts attached hereto as Appendix B.

SECTION VII.   CONDITIONS TO CFC'S OBLIGATION TO CLOSE

   The obligation of CFC and CFB to consummate the transactions contemplated in this Agreement is subject to the satisfaction of the following conditions at or before the Closing Date:

   7.1. Performance of Acts and Representations by Midlands. Each of the acts and undertakings of Midlands to be performed on or before the Closing Date pursuant to the terms of this Agreement shall have been duly authorized and duly performed, and each of the representations and warranties of Midlands set forth in this Agreement shall be true on the Closing Date, except as to transactions contemplated by this Agreement.

   7.2. Opinion of Counsel for Midlands. Midlands shall have furnished CFC with an opinion of its counsel, dated as of the Closing Date, and in form and substance reasonably satisfactory to CFC and its counsel, to the effect that: (i) Midlands is duly organized, validly existing and in good standing under the laws of the United States of America; (ii) the consummation of the transactions contemplated by this Agreement will not (A) violate any provision of Midlands's Articles of Incorporation or Bylaws, (B) violate any provision of, result in the termination of, or result in the acceleration of any obligation under, any mortgage, lien, lease, franchise, license, permit, agreement, instrument, order, arbitration award, judgment or decree known to counsel to which Midlands is a party, or by which it is bound, except as such would not, in the aggregate, have a material adverse effect on the business or financial condition of Midlands, or
(C) violate or conflict with any other re- striction of any kind or character of which such counsel has knowledge and to which Midlands is subject; (iii) all of the shares of Midlands Common Stock are validly authorized and issued, fully paid and, except as provided in 12 U.S.C.A. section mark 55, non- assessable; (iv) Midlands has the legal right and power, and all authorizations and approvals required by law, to enter into this Agreement, and to consummate the transactions contemplated herein; (v) Midlands has full corporate power and authority to enter into this Agreement, and this Agreement has been duly authorized, executed and delivered by Midlands and constitutes a valid and legally binding obligation of Midlands enforceable against Midlands in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorgani- zation, fraudulent conveyance or similar laws now or hereafter in effect relating to creditors' rights or debtors' obligations generally; (vi) to the best knowledge of such counsel, no material suit or proceeding is pending or threatened against Midlands or other parties which would have a material adverse effect on Midlands's business or properties or its abilities to make the representations and warranties and perform the obligations set forth herein.

   7.3.  Conduct  of Business.   The business of Midlands shall  have
been conducted in the usual and customary manner, and there shall have been no material casualty or material adverse change in the business or financial condition of Midlands from the date hereof through the Closing Date.

   7.4.  Consents.   All permits, orders,  consents, or other
authorizations neces- sary, in the reasonable opinion of counsel for CFC, to the consummation of the transactions contemplated hereby shall have been obtained, and no governmental agency or department or judicial authority shall have issued any order, writ, injunction or decree prohibiting the consummation of the transactions contemplated
hereby.   Approvals of all  applicable regulatory agencies shall  have been obtained without the imposition of any condition or requirements that, in the reasonablejudgment of CFC, renders the consummation of this transaction unduly burdensome.

   7.5.   Certificate.   CFC shall  have been  furnished with  such
certificates of officers of Midlands and/or such certificates of Midlands stockholders, in form and substance reasonably satisfactory to CFC, dated as of the Closing Date, certifying to such matters as CFC may reasonably request, including but not limited to the fulfillment of the conditions specified in this Section VII.

   7.6. Limit on Dissent. The holders of 10% or more of the Midlands Common Stock outstanding at the time of the Stockholders' Meeting shall not have dissented to the Merger by demanding payment for fair value of their shares in the manner provided by 12 U.S.C.A. section mark 214a.

   7.7. Pooling of Interests. CFC shall have received reasonable assurance from Elliott, Davis & Co. that the Merger will qualify for pooling of interests account- ing treatment under general accepted accounting practices.

   7.8. Affiliates' Letters. CFC shall have received letters from all affiliates of Midlands as contemplated in Section 6.4 hereof.

   7.9. Due Diligence. CFC shall have completed a due diligence investigation of Midlands by a date not later than two weeks from the date hereof, the results of which shall be reasonably satisfactory to CFC.

SECTION VIII. CONDITIONS TO THE OBLIGATION OF MIDLANDS TO CLOSE

   The obligation of Midlands to consummate the transactions contemplated in this Agreement is subject to the satisfaction of the following conditions at or before the Closing Date:

   8.1. Performance of Acts and Representations by CFC and CFB. Each of the acts and undertakings of CFC and CFB to be performed on or before the Closing Date pursuant to the terms of this Agreement shall have been duly authorized and duly performed, and each of the representations and warranties of CFC and CFB set forth in this Agreement shall be true on the Closing Date, except as to transactions contemplated by this Agreement.

   8.2. Opinion of Counsel for CFC. CFC shall have furnished Midlands with an opinion of its counsel, dated as of the Closing Date, and in form and substance reasonably satisfactory to Midlands
and its  counsel, to the effect that:   (i) CFC and CFB are  duly
organized, validly existing and in good standing under the laws of the State of South Carolina; (ii) the consummation of the transactions contemplated by this Agreement will not (A) violate any provision of CFC's or CFB's Articles of Incorporation or Bylaws, (B) violate any provision of, result in the termination of, or result in the acceleration of any obligation under, any mortgage, lien, lease, franchise, license, permit, agreement, instrument, order, arbitration award, judgment or decree known to counsel to which CFC or CFB is a party, or by which it is bound, except as such would not, in the aggregate, have a material adverse effect on the business or financial condition of CFC, or (C) violate or conflict with any other restriction of any kind or character of which such counsel has knowledge and to which CFC or CFB is subject; (iii) all of the shares of CFC Common Stock to be issued in connection with the Merger will be, when issued, validly authorized and issued, fully paid and non-assessable; (iv) CFC and CFB have the legal right and power, and all authorizations and approvals required by law, to enter into this Agreement, and to consummate the transactions contemplated herein; (v) CFC and CFB have full corporate power and authority to enter into this Agreement, and this Agreement has been duly authorized, executed and delivered by CFC and CFB and constitutes a valid and legally binding obligation of CFC and CFB enforceable against CFC and CFB in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance or similar laws now or hereafter in effect relating to creditors' rights or debtors' obligations generally; (vi) to the best knowledge of such counsel, no material suit or proceeding is pending or threatened against CFC or other parties which would havea material adverse effect on CFC's business or properties or its abilities to make the representations and warranties and perform the obligations set forth herein.

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   8.3.   Conduct  of Business.    There  shall have  been no  material
casualty or material adverse change in the business or financial condition of CFC from the date hereof through the Closing Date.

   8.4.  Consents.   All permits, orders, consents,  or other
authorizations neces- sary, in the reasonable opinion of counsel for Midlands, to the consummation of the transactions contemplated hereby shall have been obtained, and no governmental agency or department or judicial authority shall have issued any order, writ, injunction or decree prohibiting the consummation of the transactions
contemplated hereby.   Approvals of all applicable  regulatory agencies
shall have been obtained without the imposition of any condition or requirements that, in the reasonable judgment of Midlands, renders the consummation of this transaction unduly burden- some.

   8.5.  Certificate.   Midlands shall have been furnished with such
certificates of officers of CFC, in form and substance reasonably satisfactory to Midlands, dated as of the Closing Date, certifying to such matters as Midlands may reasonably request, including but not limited to the fulfillment of the conditions specified in this
Section VIII.

   8.6.  Tax Opinion.   Midlands shall have received from Wyche,
Burgess, Freeman & Parham, P.A. a tax opinion, reasonably satisfactory to Midlands, opining, subject to reasonable qualifications, that the Merger shall, upon compliance with reasonable conditions, qualify as a tax-free reorganization under Section 368(a) of the Code.

   8.7. Fairness Opinion. The Board of Directors of Midlands shall have received a fairness opinion from a reputable investment banking firm, which opinion is reasonably acceptable to Midlands.

   8.8.   Stockholder Approvals.   The  Stockholder  Approvals shall
have been  obtained.

SECTION IX.   TERMINATIONS

   9.1.   Termination.   This Agreement may be  terminated at any time
prior to the Closing Date:

 (a) by mutual consent of the parties;

 (b) by either CFC or Midlands, at that party's option, if a permanent injunction or other order (including any order denying any required regulatory consent or approval) shall have been issued by any Federal or state court of competent jurisdiction in the United States or by any United States Federal or state governmental or regulatory body, which order prevents the consummation of the transactions contemplated herein;

 (c) by either CFC or Midlands if the other party has failed to comply with the agreements or fulfill the conditions contained herein, provided, however, that any such failure of compliance or fulfillment must be material to the consolidated businesses of either CFC or Midlands and the breaching must be given notice of the failure to comply and a reasonable period of time to cure; or

 (d) by either CFC or Midlands as set forth in Section 2.2 hereof.

   9.2.  Effect of Termination.   In the event of  termination of this
Agreement by either CFC or Midlands as provided above, this Agreement shall forthwith become void and there shall be no liability hereunder on the part of CFC or Midlands, or their respective officers or directors, except for intentional breach; provided, however, that in the event this Agreement is terminated, (i) any agreements between the two parties as to confidential information and (ii) the grant of the option to purchase 65,000 shares of Midlands common stock as set forth in that certain Letter of Intent between CFC and Midlands dated September 21, 1994, shall survive such termination.

SECTION X. INDEMNIFICATION

10.1.   Information for  Application and Statements.   Each of  CFC and
Midlands represents and warrants that all information concerning it which is or will be included in any statement and application made to any governmental agency (including the Registration Statement) in connection with the transactions contemplated by the Agreement shall be true and correct in all material respects and shall not omit any material fact required to be stated therein or necessary to make the statements made, in light of the circumstances under which they were made, not misleading. Each of CFC and Midlands so representing and warranting will indemnify and hold harmless the other, each of its directors and officers, who controls the other within the meaning of the Securities Act, from and against any and all losses, claims, damages, expenses or liabilities to which any of them may become subject under applicable laws and rules and regulations thereunder and will reimburse them for any legal or other expenses reasonably incurred by them in connection with investigating or defending any actions whether or not resulting in liability, insofar as such losses, claims, damages, expenses, liabilities or actions arise out of are based upon any untrue statement or alleged untrue statement of a material fact contained in any such application or statement or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein, or necessary in order to make the statements therein not misleading, but only insofar as any such statement or omission was made in reliance upon and in conformity with information furnished in writing by the representing and warranting party expressly for use therein.
Each of CFC and Midlands agrees, at any time upon the request of the other, to furnish to the other a written letter or statement confirming the accuracy of the information contained in any proxy

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statement, registration statement, report  or other application or statement, or in any draft of any such document, and confirming that the information contained in such document or draft was furnished expressly for use therein or, if such is not the case, indicating the inaccuracies contained in such document or draft or indicating
the information  not furnished expressly for use therein.   The
indemnity agreement contained in this Section X shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the other party.

   10.2.  Indemnification  of Directors and  Officers.   CFC shall
ensure that all rights to indemnification and limitations of liability existing in favor of officers and directors of Midlands as provided in the charter documents and bylaws of Midlands arising from facts or events existing or occurring prior to the Effective Time shall survive the transactions contemplated by this Agreement and shall continue in full force and effect for a period of not less than three years.

SECTION XI.   MISCELLANEOUS

   11.1.   Survival  of Representations  and  Warranties.   Except with
respect to confidentiality provisions contained herein, the representations, warranties and covenants contained in this Agreement or in any other documents delivered pursuant hereto, shall not survive the Closing of the transactions contemplated hereby. Notwithstanding any investigation made by or on behalf of the parties, whether before or after Closing Date, the parties shall be entitled to rely upon the representations and warranties given or made by the other party(ies) herein.

11.2.   Entire Agreement.   This  Agreement, including  any schedules,
exhibits, lists and other documents referred to herein which form a part hereof, contains the entire agreement of the parties with respect to the subject matter contained herein and there are no agreements, warranties, covenants or undertakings other than those expressly set forth herein.

 11.3.  Binding Agreement.   This Agreement shall be  binding upon and
shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that the Agreement shall not be assigned by either of the partieshereto without the prior written consent of the other party hereto.

 11.4.  Notices.   Any notice  given hereunder shall  be in writing  and
shall  be deemed  delivered and received  upon reasonable  proof of
receipt.   Unless written designation of  a different address is filed with each of the other parties hereto, notice shall be transmitted to the following addresses:

 For CFC:                    William S. Hummers III
                             Carolina First Corporation
                             102 South Main Street
                             Greenville, South Carolina  29601

 Copies to:                  William P. Crawford, Jr.
                             Wyche, Burgess, Freeman & Parham, P.A.
                             Post Office Box 728
                             Greenville, South Carolina  29602

 For Midlands:               David W. Bowers
                             Midlands National Bank
                             Post Office Box 248
                             Prosperity, South Carolina  29127

 Copy to:                    Robert C. Schwartz
                             Smith Gambrell & Russell
                             3343 Peachtree Road N.E., Suite 1800
                             Atlanta, Georgia  30326

 11.5.   Counterparts.   This Agreement may  be executed  in one  or
more Counter- parts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

 11.6.  Headings.   The section and paragraph headings contained in this
Agreement are for reference purposes only and shall not affect in any way the meaning or interpretations of this Agreement.

 11.7.   Law Governing.   This  Agreement shall be  governed by  and
construed  in accordance with the laws of the State of South Carolina.

 11.8.  Amendment.   This Agreement may not be  amended except by an
instrument in writing signed on behalf of all of the parties.

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 11.9.   Waiver.  Any term, provision  or condition of  this Agreement
(other than the required by law) may be waived in writing at any time by the party which is entitled to the benefits thereof.

 IN WITNESS WHEREOF, this Agreement has been duly entered as of the date first written above.

Witnesses                              CAROLINA FIRST CORPORATION

_________________________        By:   /s/ William S. Hummers III

                                       William S. Hummers III
_________________________              Executive Vice President


Witnesses                              CAROLINA FIRST BANK

_________________________        By:   /s/ Mack I. Whittle, Jr.
                                       Mack I. Whittle, Jr.
_________________________              Chairman


                                       MIDLANDS NATIONAL BANK

_________________________        By:   /s/ David W. Bowers

                                       David W. Bowers
_________________________              President and Chief Executive Officer



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